EXHIBIT 11.


                                                  YEAR ENDED MARCH 31,
                                        -----------------------------------------
                                           1996           1997           1998
                                        ----------     ----------     -----------
BASIC
Numerator:

Net income                              $1,013,000     $3,226,000     $ 7,931,000
Preferred stock dividends                  800,000        553,000         200,000
                                        ----------     ----------     -----------
                                        $  213,000     $2,673,000     $ 7,731,000
                                        ==========     ==========     ===========
Denominator:

Weighted average common
   stock outstanding                     4,006,578      6,264,521       8,755,754
                                        ==========     ==========     ===========
Net income per share                    $     0.05     $     0.43     $      0.88
                                        ==========     ==========     ===========


DILUTED
Numerator:

Net income                              $1,013,000     $3,226,000     $ 7,931,000
Preferred stock dividends                  800,000           --              --
                                        ----------     ----------     -----------
                                        $  213,000     $3,226,000     $ 7,931,000
                                        ==========     ==========     ===========
Denominator:

Weighted average common                  4,006,578      6,264,521       8,755,754
   stock outstanding

Other Dilutive Securities:
Series A preferred stock                      --        1,250,000            --
Series B preferred stock                      --          833,333       1,111,111
Options and warrants using the
  treasury stock method                    569,687        828,273       1,484,054
                                        ----------     ----------     -----------
Weighted average shares outstanding      4,576,265      9,176,127      11,350,919
                                        ==========     ==========     ===========

Net income per share                    $     0.05     $     0.35     $      0.70
                                        ==========     ==========     ===========


The conversion of the Series A preferred stock was anti-dilutive in 1996 and, therefore, was not an other dilutive security.